Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

Media:

Renee E. Soto/Meghan Gavigan

Sard Verbinnen & Co.

212-687-8080

rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT PHARMACEUTICALS REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

2015 Second Quarter Results

•	Total Revenue $2.7 billion; an increase of 34% over the prior year

•	Excluding negative impact of foreign exchange ($173 million) and the contribution of Salix ($313 million), revenue increased 27% over the prior year

•	Same Store Sales Organic Growth was 19%, driven by:

•	U.S. businesses, driven by the strength of dermatology, contact lenses, dental and Obagi

•	Emerging markets including China, the Middle East/North Africa, and Russia

•	GAAP EPS Loss of $0.15; Cash EPS $2.56

•	Excluding negative impact of foreign exchange ($0.13) and the negative contribution of Salix ($0.04) , Cash EPS would have been $2.73, a growth rate of 43%

•	GAAP Operating Cash Flow $411 million; Adjusted Operating Cash Flow $773 million

•	Excluding Salix, GAAP Operating Cash Flow $714 million

•	Salix Revenue was $313 million

•	Strong Xifaxan script uptake following IBS-D approval

•	Salix wholesaler inventory levels reduced from 4-5 months to 3-3.5 months

Continued Progress of R&D pipeline

•	New Drug Application (NDA) submitted for RELISTOR® (methylnaltrexone bromide) Tablets

•	NDA submitted for VESNEO™ (latanoprostene bunod ophthalmic solution) 0.024%

Full Year 2015 Guidance Update

•	Increasing 2015 Total Revenue to $10.7 - $11.1 billion up from $10.4 - $10.6 billion

•	Salix revenue expected to be ~$1.2 billion

•	Increasing 2015 Cash EPS to $11.50 - $11.80 per share up from $10.90 - $11.20 to reflect continued business outperformance and approval of IBS-D indication for Xifaxan

•	Increasing Adjusted Cash Flow from Operations to greater than $3.2 billion, up from greater than $3.1 billion

•	Expect Same Store Sales Organic Growth of >10% for second half of 2015

Third Quarter 2015 Guidance

•	Total Revenue $2.6 - $2.8 billion

•	Cash EPS $2.60 - $2.70 per share

Fourth Quarter 2015 Guidance

•	Total Revenue $3.2 - $3.4 billion

•	Cash EPS $3.98 - $4.18 per share

Laval, Quebec — July 23, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces second quarter financial results for 2015.

“We once again exceeded our guidance and delivered our fourth consecutive quarter of greater than 15% organic growth,” stated J. Michael Pearson, chairman and chief executive officer. “Our strong second quarter results were driven by outperformance in our U.S. businesses, strong results in certain emerging markets and outstanding starts to both the Salix and Dendreon acquisitions. In addition, we have signed eight new transactions so far this year and have realized several significant R&D milestones, including the approval of Xifaxan for IBS-D and the NDA submissions for Vesneo and Relistor Oral. As a result, we feel confident in raising our guidance for the remainder of 2015.”

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), July 23, 2015 to discuss its second quarter financial results for 2015. The dial-in number to participate on this call is (877) 876-8393 confirmation code 73333543. International callers should dial (973) 200-3961, confirmation code 73333543. A replay will be available approximately two hours following the conclusion of the conference call through July 30, 2015 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 73333543. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorder, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding our expected future performance, including guidance with respect to revenue, Cash EPS, adjusted cash flow from operations, and organic growth. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP.

Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.	Table 1
Condensed Consolidated Statements of Income (Loss)
For the Three and Six Months Ended June 30, 2015 and 2014

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2015	2014	2015	2014
Product sales	$2,695.0	$1,994.1	$4,841.9	$3,845.2
Other revenues	37.4	47.0	81.4	82.1

Total revenues	2,732.4	2,041.1	4,923.3	3,927.3

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	669.9	569.6	1,230.3	1,073.7
Cost of other revenues	15.2	16.0	29.5	30.3
Selling, general and administrative (“SG&A”)	685.5	515.7	1,259.3	997.7
Research and development	81.1	66.5	136.9	127.8
Acquisition-related contingent consideration	11.7	1.9	18.8	10.8
In-process research and development impairments and other charges	12.3	8.4	12.3	20.4
Other (income)/expense	176.9	(0.4)	183.0	(43.7)
Restructuring, integration, acquisition-related and other costs	152.9	142.7	217.7	277.8
Amortization and impairments of finite-lived intangible assets	585.4	365.6	950.6	720.8

	2,390.9	1,686.0	4,038.4	3,215.6

Operating income (loss)	341.5	355.1	884.9	711.7
Interest expense, net	(411.8)	(240.0)	(708.7)	(484.7)
Loss on extinguishment of debt	—	—	(20.0)	(93.7)
Gain (loss) on investments, net	—	2.5	—	2.5
Foreign exchange and other	5.6	3.4	(65.5)	(10.0)

Income (loss) before (recovery of) provision for income taxes	(64.7)	121.0	90.7	125.8
(Recovery of) provision for income taxes	(13.1)	(1.0)	67.8	24.1

Net income (loss)	(51.6)	122.0	22.9	101.7
Less: Net income (loss) attributable to noncontrolling interest	1.4	(3.8)	2.2	(1.5)

Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(53.0)	$125.8	$20.7	$103.2

Earnings (loss) per share:
Basic:
Earnings (loss)	$(0.15)	$0.38	$0.06	$0.31

Shares used in per share computation	344.4	335.3	340.5	335.1

Diluted:
Earnings (loss)	$(0.15)	$0.37	$0.06	$0.30

Shares used in per share computation	344.4	341.3	347.1	341.4

Valeant Pharmaceuticals International, Inc.	Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three and Six Months Ended June 30, 2015 and 2014

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2015	2014	2015	2014
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(53.0)	$125.8	$20.7	$103.2
Non-GAAP adjustments (a):
Inventory step-up (b)	46.0	4.3	70.5	9.6
PP&E step-up/down (c)	8.8	4.6	15.3	9.5
Stock-based compensation (d)	(6.9)	(1.7)	1.6	4.3
Acquisition-related contingent consideration (e)	11.7	1.9	18.8	10.8
In-process research and development impairments and other charges (f)	12.3	8.4	12.3	20.4
Other (income)/expense (g)	176.9	(0.4)	183.0	(43.7)
Restructuring, integration, acquisition-related and other costs (h)	152.9	142.7	217.7	277.8
Amortization and impairments of finite-lived intangible assets and other non-GAAP charges (i)	588.2	380.6	956.7	744.7

	989.9	540.4	1,475.9	1,033.4
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	20.7	11.2	111.2	23.4
Loss on extinguishment of debt	—	—	20.0	93.7
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net	—	—	0.5	0.8
Foreign exchange and other (k)	(10.4)	(5.4)	65.6	7.2
Tax (l)	(50.1)	(21.4)	12.5	(11.4)

Total adjustments	950.1	524.8	1,685.7	1,147.1
Adjusted net income attributable to Valeant Pharmaceuticals International, Inc.	$897.1	$650.6	$1,706.4	$1,250.3

GAAP earnings (loss) per share - diluted	$(0.15)	$0.37	$0.06	$0.30

Cash earnings per share - diluted	$2.56	$1.91	$4.92	$3.66

Shares used in diluted per share calculation - GAAP earnings per share	344.4	341.3	347.1	341.4

Shares used in diluted per share calculation - Cash earnings per share	350.9	341.3	347.1	341.4

(a) See footnote (a) to Table 2a and Table 2b.

(b) See footnote (b) to Table 2a and Table 2b.

(c) See footnote (c) (d) to Table 2a and Table 2b.

(d) See footnote (d) to Table 2a and Table 2b.

(e) See footnote (e) to Table 2a and Table2b.

(f) See footnote (f) to Table 2a and Table 2b.

(g) See footnote (g) to Table 2a and 2b.

(h) See footnote (h) (i) to Table 2a and Table 2b.

(i) See footnote (c) to Table 2a and Table 2b.

(j) See footnote (j) to Table 2a and Table 2b.

(k) See footnote (k) to Table 2a and Table 2b.

(l) See footnote (l) to Table 2a and Table 2b.

Valeant Pharmaceuticals International, Inc.	Table 2a
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended June 30, 2015 and 2014

	Non-GAAP Adjustments(a) for
	Three Months Ended
	June 30,
(In millions)	2015		2014
Product sales	$—		$—
Other revenues	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(54.7	) (b)(c)	(17.7	) (b)(c)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	4.4	(d)	(4.1	) (d)
Research and development	(0.4)		(0.4)
Acquisition-related contingent consideration	(11.7	) (e)	(1.9	) (e)
In-process research and development impairments and other charges	(12.3	) (f)	(8.4	) (f)
Other income/(expense)	(176.9	) (g)	0.4
Restructuring, integration, acquisition-related and other costs	(152.9	) (h)	(142.7	) (i)
Amortization and impairments of finite-lived intangible assets	(585.4)		(365.6)

	(989.9)		(540.4)

Operating income (loss)	989.9		540.4
Interest expense, net	20.7	(j)	11.2	(j)
Loss on extinguishment of debt	—		—
(Gain) loss on investments, net	—		—
Foreign exchange and other	(10.4	) (k)	(5.4	) (k)

Income (loss) before (recovery of) provision for income taxes	1,000.2		546.2
(Recovery of) provision for income taxes	(50.1	) (l)	(21.4	) (l)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$950.1		$524.8

Earnings (loss) per share:
Diluted:
Total adjustments to earnings (loss)	$2.71		$1.54

Shares used in per share computation	350.9		341.3

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step-up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, Business Combinations, requires an inventory fair value step-up whose total impact for the three months ended June 30, 2015 is $46.0 million primarily due to the acquisitions of Salix Pharmaceuticals Ltd on April 1, 2015 and Marathon Pharmaceuticals, LLC on February 10, 2015. For the three months ended June 30, 2014 the impact of inventory fair value step-up is $4.3 million primarily due to the acquisition of Solta Medical, Inc. on January 23, 2014.
(c)	For the three months ended June 30, 2015 and 2014, cost of goods sold include $2.9 million and $7.0 million, respectively, of costs associated with integration related tech transfers, PP&E step-up of $5.8 million and $4.9 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the three months ended June 30, 2014, cost of goods sold also includes $1.5 million amortization of a BMS fair value inventory adjustment.
(d)	For the three months ended June 30, 2015, SG&A primarily includes PP&E step-up of $2.5 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated more than offset by $6.9 million of stock-based compensation which primarily reflects the reversal of unvested equity awards for an executive who terminated his employment. For the three months ended June 30, 2014, SG&A primarily includes ($1.7) million of stock-based compensation which reflects the acceleration of certain equity instruments and registration fees associated with the proposed Allergan transaction, $6.2 million.
(e)	Net expense/(income) from the changes in acquisition-related contingent consideration for the three months ended June 30, 2015 and 2014 is $11.7 million and $1.9 million, respectively.
(f)	In-process research and development impairments and other charges for the three months ended June 30, 2015, $12.3 million, related to the write-off of Arestin® Peri-Implantitis developmental program. In-process research and development impairments and other charges for the three months ended June 30, 2014, $8.4 million is primarily due to payments to third parties with the achievement of specific development and regulatory milestones under our R&D programs, including Jublia®.
(g)	For the three months ended June 30, 2015, other (income)/expense of $176.9 million primarily relates to post-combination expense of $168.4 million related to the acceleration of unvested restricted stock for Salix employees and a loss on sale of divested assets of $3.8 million.
(h)	Restructuring, integration, acquisition-related and other costs of $152.9 million primarily relates to the acquisitions of Salix Pharmaceuticals, Ltd, and Dendreon Corporation. These include $80.0 million of employee severance costs, $58.2 million of contract terminations, integration consulting, transition services, duplicative labor and other, $9.5 million of acquisition costs, $2.9 million of other, $2.2 million of facility closure costs and $0.1 million of non-personnel manufacturing integration costs.
(i)	Restructuring, integration, acquisition-related and other costs of $142.7 million primarily represents costs relating to the restructuring of a manufacturing facility in Waterford, Ireland the acquisitions of Bausch & Lomb Holdings Incorporated and Solta Medical, Inc., other Valeant restructuring and integration initiatives and the acquisition of OnPharma Inc. These include $69.1 million of employee severance costs, $50.2 million of contract terminations, integration consulting, transition services, duplicative labor and other, $14.4 million of facility closure costs, $5.6 million of other, $2.8 million of non-personnel manufacturing integration costs and $0.6 million of acquisition costs.
(j)	Non-cash interest expense associated with amortization and write-down of deferred financing costs and debt discounts for the three months ended June 30, 2015 and 2014 is $20.7 million and $11.2 million, respectively.
(k)	Unrealized foreign exchange gain on intercompany financing arrangements for the three months ended June 30, 2015 and 2014 is ($10.4) million and ($5.4) million, respectively.
(l)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in deferred taxes.

Valeant Pharmaceuticals International, Inc.	Table 2b
Reconciliation of GAAP EPS to Cash EPS
For the Six Months Ended June 30, 2015 and 2014

	Non-GAAP Adjustments(a) for
	Six Months Ended
	June 30,
(In millions)	2015		2014
Product sales	$—		$—
Other revenues	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(88.7	) (b)(c)	(37.3	) (b)(c)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	(4.6	) (d)	(10.1	) (d)
Research and development	(0.7)		(0.7)
Acquisition-related contingent consideration	(18.8	) (e)	(10.8	) (e)
In-process research and development impairments and other charges	(12.3	) (f)	(20.4	) (f)
Other income/(expense)	(183.0	) (g)	43.7	(g)
Restructuring, integration, acquisition-related and other costs	(217.7	) (h)	(277.8	) (i)
Amortization and impairments of finite-lived intangible assets	(950.6)		(720.8)

	(1,476.4)		(1,034.2)

Operating income (loss)	1,476.4		1,034.2
Interest expense, net	111.2	(j)	23.4	(j)
Loss on extinguishment of debt	20.0		93.7
Foreign exchange and other	65.6	(k)	7.2	(k)

Income (loss) before (recovery of) provision for income taxes	1,673.2		1,158.5
(Recovery of) provision for income taxes	12.5	(l)	(11.4	) (l)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$1,685.7		$1,147.1

Earnings (loss) per share:
Diluted:
Total adjustments to earnings (loss)	$4.86		$3.36

Shares used in per share computation	347.1		341.4

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step-up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, Business Combinations, requires an inventory fair value step-up whose total impact for the six months ended June 30, 2015 is $70.5 million primarily due to the acquisitions of Marathon Pharmaceuticals, LLC on February 10, 2015 and Salix Pharmaceuticals Ltd on April 1, 2015 . For the six months ended June 30, 2014 the impact of inventory fair value step-up is $9.6 million primarily due to the acquisition of Solta Medical, Inc. on January 23, 2014.
(c)	For the six months ended June 30, 2015 and 2014, cost of goods sold include $6.1 million and $14.6 million, respectively, of costs associated with integration related tech transfers, PP&E step-up of $12.1 million and $10.1 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the six months ended June 30, 2014, cost of goods sold also includes $3.0 million amortization of a BMS fair value inventory adjustment.
(d)	For the six months ended June 30, 2015, SG&A primarily includes $1.6 million of stock-based compensation which reflects the acceleration of certain equity instruments offset by the reversal of unvested equity awards for an executive who terminated his employment and PP&E step-up of $2.5 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the six months ended June 30, 2014, SG&A primarily includes $4.3 million of stock-based compensation which reflects acceleration of certain equity instruments and registration fees associated with the proposed Allergan transaction, $6.2 million.
(e)	Net expense/(income) from the changes in acquisition-related contingent consideration for the six months ended June 30, 2015 and 2014 is $18.8 million and $10.8 million, respectively.
(f)	In-process research and development impairments and other charges for the six months ended June 30, 2015, $12.3 million, related to the write-off of Arestin® Peri-Implantitis developmental program. In-process research and development impairments and other charges for the six months ended June 30, 2014, $20.4 million is primarily due to an upfront payment made in connection with an amendment to a license and distribution agreement with a third party, $12.0 million, and payments to third parties with the achievement of specific developmental and regulatory milestones under our R&D programs, including Jublia®, $8.4 million.
(g)	For the six months ended June 30, 2015, other (income)/expense of $183.0 million primarily relates to post-combination expense of $168.4 million related to the acceleration of unvested restricted stock for Salix employees and a loss on sale of divested assets of $8.4 million . For the six months ended June 30, 2014, other (income)/expense of ($43.7) million primarily relates to the reversal of the AntiGrippin® litigation reserve of ($50.0) million, partially offset by $5.6 million expense related to a settlement of a preexisting relationship with respect to the acquisition of Solta Medical, Inc.
(h)	Restructuring, integration, acquisition-related and other costs of $217.7 million primarily relates to the acquisitions of Salix Pharmaceuticals, Ltd, Dendreon Corporation, Bausch & Lomb Holdings Incorporated, Medicis Pharmaceutical Corporation, and Marathon Pharmaceuticals, LLC. These include $104.8 million of employee severance costs, $83.0 million of contract terminations, integration consulting, transition services, duplicative labor and other, $19.3 million of acquisition costs, $6.0 million of other, $3.7 million of facility closure costs and $0.9 million of non-personnel manufacturing integration costs.
(i)	Restructuring, integration, acquisition-related and other costs of $277.8 million primarily relates to the acquisitions of Bausch & Lomb Holdings Incorporated, the restructuring of a manufacturing facility in Waterford, Ireland, the acquisition of Solta Medical, Inc., other Valeant restructuring and integration initiatives and the acquisition of OnPharma Inc. These include $123.8 million of contract terminations, integration consulting, transition services, duplicative labor and other, $102.9 million of employee severance costs, $27.6 million of facility closure costs, $13.4 million of other, $4.5 million of non-personnel manufacturing integration costs, $3.5 million of stock-based compensation and $2.1 million of acquisition costs.
(j)	Non-cash interest expense associated with amortization of deferred financing costs and debt discounts for the six months ended June 30, 2015 and 2014 is $30.8 million and $23.4 million, respectively. The six months ended June 30, 2015 also includes $72.4 million write-down of deferred finance costs and $8.0 million of interest expense resulting from the acquisition of Salix Pharmaceuticals, Ltd.
(k)	Unrealized foreign exchange loss on intercompany financing arrangements for the six months ended June 30, 2015 and 2014 is $39.0 million and $7.2 million, respectively. The six months ended June 30, 2015 also includes unrealized foreign exchange loss of $26.6M relating to a foreign currency forward-exchange contracts.
(l)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in deferred taxes.

Valeant Pharmaceuticals International, Inc.	Table 3
Statement of Revenues - by Segment
For the Three and Six Months Ended June 30, 2015 and 2014
(In millions)

	Three Months Ended
	June 30,
Revenues (a)(b)	2015 GAAP	2014 GAAP	% Change	2015 currency impact	2015 excluding currency impact non-GAAP	% Change
Dermatology	$461.8	$298.3	55%	$—	$461.8	55%
Consumer	163.2	160.6	2%	—	163.2	2%
Ophthalmology Rx	135.4	116.5	16%	—	135.4	16%
Contact Lenses	51.2	42.1	22%	—	51.2	22%
Surgical	56.5	56.2	1%	—	56.5	1%
Neuro & Other/Generics	526.2	332.7	58%	—	526.2	58%
Dental	59.0	31.7	86%	—	59.0	86%
Oncology/Urology	73.7	—		—	73.7
GI	313.3	—		—	313.3
Total U.S.	1,840.3	1,038.1	77%	—	1,840.3	77%
ROW Developed	397.3	441.6	-10%	75.2	472.5	7%

Developed Markets	2,237.6	1,479.7	51%	75.2	2,312.8	56%
Emerging Markets-Europe/Middle East/Africa	254.9	315.5	-19%	72.8	327.7	4%
Emerging Markets-Latin America	94.3	109.8	-14%	21.2	115.5	5%
Emerging Markets-Asia	145.6	136.1	7%	3.6	149.2	10%

Emerging Markets	494.8	561.4	-12%	97.6	592.4	6%

Total revenues	$2,732.4	$2,041.1	34%	$172.8	$2,905.2	42%

	Six Months Ended
	June 30,
Revenues (a)(b)	2015 GAAP	2014 GAAP	% Change	2015 currency impact	2015 excluding currency impact non-GAAP	% Change
Dermatology	$881.1	$602.5	46%	$—	$881.1	46%
Consumer	318.7	304.6	5%	—	318.7	5%
Ophthalmology Rx	264.5	215.8	23%	—	264.5	23%
Contact Lenses	98.9	83.0	19%	—	98.9	19%
Surgical	104.6	104.5	0%	—	104.6	0%
Neuro & Other/Generics	1,065.3	684.2	56%	—	1,065.3	56%
Dental	93.8	49.9	88%	—	93.8	88%
Oncology/Urology	103.8	—		—	103.8
GI	313.3	—		—	313.3
Total U.S.	3,244.0	2,044.5	59%	—	3,244.0	59%
ROW Developed	758.0	857.0	-12%	137.2	895.2	4%

Developed Markets	4,002.0	2,901.5	38%	137.2	4,139.2	43%
Emerging Markets-Europe/Middle East/Africa	467.0	564.2	-17%	132.9	599.9	6%
Emerging Markets-Latin America	183.3	209.1	-12%	35.2	218.5	4%
Emerging Markets-Asia	271.0	252.5	7%	7.1	278.1	10%

Emerging Markets	921.3	1,025.8	-10%	175.2	1,096.5	7%

Total revenues	$4,923.3	$3,927.3	25%	$312.4	$5,235.7	33%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 4
Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment
For the Three and Six Months Ended June 30, 2015

(In millions)

4.1	Cost of goods sold (a)

	Three Months Ended
	June 30,
	2015 as reported GAAP	% of product sales	2015 fair value step-up adjustment to inventory and other non- GAAP (b)	2015 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$474.6	22%	$53.0	$421.6	19%
Emerging Markets	195.3	40%	1.7	193.6	40%

	$669.9	25%	$54.7	$615.2	23%

	Six Months Ended
	June 30,
	2015 as reported GAAP	% of product sales	2015 fair value step-up adjustment to inventory and other non- GAAP (c)	2015 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$872.2	22%	$85.1	$787.1	20%
Emerging Markets	358.1	40%	3.6	354.5	39%

	$1,230.3	25%	$88.7	$1,141.6	24%

(a)	See footnote (a) to Table 2a.
(b)	Developed Markets include $46.0 million of fair value step-up adjustment to inventory, PP&E net step-up adjustment of $5.5 million and $1.5 million of integration related tech transfer costs. Emerging Markets include $1.4 million of integration related tech transfer costs and $0.3 million of PP&E step-up adjustment.
(c)	Developed Markets include $70.5 million of fair value step-up adjustment to inventory, PP&E net step-up adjustment of $11.4 million and $3.2 million of integration related tech transfer costs. Emerging Markets include $2.9 million of integration related tech transfer costs and $0.7 million of PP&E step-up adjustment.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data
(In millions)

	As of	As of
	June 30,	December 31,
	2015	2014
5.1 Cash
Cash and cash equivalents	$958.0	$322.6
Marketable securities	—	—

Total cash and marketable securities	$958.0	$322.6

Debt
Revolving Credit Facility	$—	$165.0
Series A-1 Tranche A Term Loan Facility	139.3	139.3
Series A-2 Tranche A Term Loan Facility	135.9	135.5
Series A-3 Tranche A Term Loan Facility	1,876.2	1,633.8
Series A-4 Tranche A Term Loan Facility	974.6	—
Series D-2 Tranche B Term Loan Facility	1,084.1	1,088.4
Series C-2 Tranche B Term Loan Facility	832.3	835.0
Series E-1 Tranche B Term Loan Facility	2,529.4	2,543.8
Series F Tranche B Term Loan Facility	4,070.0	—
Senior Notes	19,226.9	8,675.2
Other	12.4	12.9

	30,881.1	15,228.9
Less: current portion	(590.9)	(0.9)

Total long-term debt	$30,290.2	$15,228.0

5.2 Summary of Cash Flow Statements
	Three Months Ended June 30,
	2015	2014

Cash flow provided by (used in):
Net cash provided by operating activities (GAAP)	$410.5	$376.0
Restructuring, integration and acquisition-related costs (c)	152.9	142.0
Payment of accrued legal settlements	2.9	0.9
Tax benefit from stock options exercised (a)	7.6	—
Acquired in-process research and development	—	3.0
Working capital change related to business development activities	268.5	6.0
Changes in working capital related to restructuring, integration and acquisition-related costs(c)	(69.6)	(27.7)

Adjusted cash flow from operations (Non-GAAP) (b)	$772.8	$500.2

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (a) to Table 2a.
(c)	Total restructuring, integration and acquisition-related costs cash payments of $83.3 million are broken down as follows:

Project Type	Cash Paid	Expensed
Salix Pharmaceuticals, Ltd	42.1	121.6
Dendreon Corporation	17.9	17.7
Bausch & Lomb/Project Vision/Waterford	8.1	(1.2)
Europe (Various Deals)	2.8	3.0
Precision Dermatology	1.2	0.6
Other (Various deals)	11.2	11.2

Total	83.3	152.9

Expense Type	Cash Paid
Severance payments	41.6
Integration related consulting, duplicative labor, transition services, and other	32.4
Acquisition-related costs paid to 3rd parties	6.9
Facility closure costs, other manufacturing integration, and other	2.4

Total	83.3

Valeant Pharmaceuticals International, Inc.	Table 6
Organic Growth - by Segment
For the Three Months Ended June 30, 2015

(In Millions)

	As reported
	For the Three Months Ended June 30,
										Organic growth
							(a)	(b)		(b)	(b)
	(1) Q2 2015	(2) Acq impact	(3) Q2 2015 Same store	(4) Q2 2014	(5) Pro Forma Adj	(6) Q2 2014	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c )	Pro Forma (1)+(7)+(8) / (6)-(9) (e)	Same store (3)+(7) / (4)-(9) (e)
Total U.S. (d)	1,822.8	533.7	1,289.1	1,016.7	527.8	1,544.5	—	—	42.9	21%	32%
ROW Developed	384.8	12.6	372.2	425.4	14.4	439.8	70.3	2.6	5.6	5%	5%
Developed Markets	2,207.6	546.3	1,661.3	1,442.1	542.1	1,984.3	70.3	2.6	48.5	18%	24%
Emerging Markets	487.9	13.2	474.8	552.0	11.7	563.6	95.4	1.0	4.6	5%	4%

Total product sales	2,695.5	559.4	2,136.1	1,994.1	553.8	2,547.9	165.7	3.7	53.1	15%	19%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes divestitures, discontinuations and supply interruptions.
(d)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $0.7M Q1’15.
(e)	Organic Growth Definitions:

Same Store (SS): This measure provides growth rates for businesses that have been owned for one year or more.

((Current Year Total product sales – acquisitions within the last year + YoY FX impact)- (Prior Year Total product sales – divestitures & discontinuations))/(Prior Year Total product sales – divestitures & discontinuations)

Pro Forma (PF): This measure provides year over year growth rates for the entire business, including those that have been acquired within the last year.

((Current Year Total product sales + YoY FX impact) – (Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations))/(Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations).